                                                                      Exhibit 11


ESB Financial Corporation and Subsidiaries
(a) Exhibit No. 11 Statement re: computation of per share earnings

--------------------------------------------------------------------------------
(dollar amounts, except earnings per share, and share amounts in thousands)

                                                                           Three Months          Three Months
                                                                              Ended                  Ended
                                                                          June 30, 1999          June 30, 1998
                                                                          -------------          -------------
Net income                                                                         $ 1,554               $ 1,548

Weighted-average common shares outstanding                                           5,003                 5,463
                                                                        -------------------    ------------------

           Basic earnings per share                                                 $ 0.31                $ 0.28
                                                                        ===================    ==================

Weighted-average common shares outstanding                                           5,003                 5,463

Common stock equivalents due to effect of stock options                                127                   256
                                                                        -------------------    ------------------

Total weighted-average common shares and equivalents                                 5,130                 5,719

           Diluted earnings per share                                               $ 0.30                $ 0.27
                                                                        ===================    ==================

                                                                            Six Months            Six Months
                                                                              Ended                  Ended
                                                                          June 30, 1999          June 30, 1998
                                                                          -------------          -------------
Net income                                                                         $ 2,910               $ 3,098

Weighted-average common shares outstanding                                           5,018                 5,502
                                                                        -------------------    ------------------

           Basic earnings per share                                                 $ 0.58                $ 0.56
                                                                        ===================    ==================

Weighted-average common shares outstanding                                           5,018                 5,502

Common stock equivalents due to effect of stock options                                141                   258
                                                                        -------------------    ------------------

Total weighted-average common shares and equivalents                                 5,159                 5,760

           Diluted earnings per share                                               $ 0.56                $ 0.54
                                                                        ===================    ==================